As filed with the Securities and Exchange Commission on March 11, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________

Mural Oncology plc

(Exact Name of Registrant as Specified in Its Charter)

__________________

Ireland	98-1748617
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 Earlsfort Terrace Dublin 2, D02 T380, Ireland	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Mural Oncology plc 2023 Stock Option and Incentive Plan

Mural Oncology plc 2023 Employee Stock Purchase Plan

(Full Title of the Plans)

Caroline Loew, Ph.D.

Chief Executive Officer

Mural Oncology plc

852 Winter Street

Waltham, MA 02451

(Name and Address of Agent For Service)

(781) 614-0100

(Telephone Number, Including Area Code, of Agent for Service)

__________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the Mural Oncology plc 2023 Stock Option and Incentive Plan and the Mural Oncology plc 2023 Employee Stock Purchase Plan (collectively, the “Plans”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-275501, filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2023 by Mural Oncology plc, relating to the Plans, except to the extent amended or superseded by the contents hereof.

Item 8. Exhibits

The following exhibits are incorporated herein by reference:

Exhibit No.	Description

4.1

Amended and Restated Memorandum and Articles of Association of Mural Oncology plc (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001- 41837), filed with the Commission on November 15, 2023)

5.1 *	Opinion of Arthur Cox LLP

23.1 *	Consent of Arthur Cox LLP (included in Exhibit 5.1)

23.2 *	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant

24.1 *	Power of Attorney (included on the signature pages of this registration statement)

99.1

Mural Oncology plc 2023 Stock Option and Incentive Plan, and forms of award certificates thereunder (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form 10/A (File No. 001- 41837), filed with the Commission on October 26, 2023)

99.2

Mural Oncology plc 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form 10/A (File No. 001- 41837), filed with the Commission on October 26, 2023)

107 *	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 11th day of March, 2025.

MURAL ONCOLOGY PLC

By:	/s/ Caroline Loew

Name: Caroline Loew, Ph.D.
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Mural Oncology plc, hereby severally constitute and appoint Caroline Loew, Ph.D., Adam Cutler and Maiken Keson-Brookes, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Mural Oncology plc to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Caroline Loew	Director and Chief Executive Officer (Principal Executive Officer)	March 11, 2025
Caroline Loew, Ph.D.

/s/ Adam Cutler	Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2025
Adam Cutler

/s/ Scott Jackson	Chairman of the Board of Directors	March 11, 2025
Scott Jackson, MBA

/s/ Francis Cuss	Director	March 11, 2025
Francis Cuss, M.B., B.Chir., FRCP

/s/ George Golumbeski	Director	March 11, 2025
George Golumbeski, Ph.D.

/s/ Benjamin Hickey	Director	March 11, 2025
Benjamin Hickey, MBA

/s/ Sachiyo Minegishi	Director	March 11, 2025
Sachiyo Minegishi, MBA